Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-_________ ), of Cocrystal Pharma, Inc. of our report dated March 29, 2023 relating to the consolidated financial statements as of and for the years ended December 31, 2022 and 2021, which appears in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

May 12, 2023